ADDENDUM I

                               SECURED DEMAND NOTE


                                                           As of August 31, 1995

          FOR VALUE RECEIVED, I promise to pay to A.R. Baron & Co., Inc. (the Broker-Dealer) at its principal office at 153 East 53rd Street, New York, New York 10022 (where presentment and demand for payment shall be made), without interest, the sum of Five Hundred Thousand Dollars ($ 500,000.00 ), on demand.

          This Note is secured at its date by the pledge of the securities and cash, if any, described in Schedule A attached hereto. I agree that whenever the value of the securities and cash securing this Note, as determined in accordance with the capital requirements of 17 CFR 240.15c3-1 or the rules-and regulations of the National Association of Securities Dealers, Inc. ("NASD") or those of a governmental agency or self-regulatory body having appropriate authority which are applicable to the Broker-Dealer at the time of such valuation, is less than the unpaid balance of this Note, the Broker-Dealer shall exercise the rights set forth in paragraph III(a)(ii) of the Secured Demand Note Collateral Agreement (the Agreement) of even date between me and the Broker-Dealer without first making a demand for payment hereof.

          The Broker-Dealer, by acceptance hereof, agrees, for itself, its representatives, successors and assigns (1) that neither I, my heirs, executors, administrators or assigns shall be personally liable on this Note, it being intended that my obligation to pay the principal amount of this Note is included

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                                       26

for the sole purpose of establishing the existence of the indebtedness represented hereby and (2) that in the event of default, the Broker-Dealer and any such successor or assign shall look for payment solely to the Collateral, as defined herein, then pledged to secure this Note, and will not make claims or institute any action or proceeding against me, my heirs, executors, administrators or assigns for the payment of this Note (or for any deficiency remaining after application of the Collateral pledged to secure this Note, or otherwise); provided, however, that nothing herein contained shall be construed to release or impair the indebtedness evidenced by this Note, or of the lien upon the Collateral pledged to secure it, or preclude the application of said pledged Collateral to the payment hereof in accordance with the provisions of the Agreement.

          The Broker-Dealer agrees that upon payment by me of all or any portion of this Note, as distinguished from a reduction by me as provided in paragraph III(b)(i) of the Agreement or reduction by the Broker-Dealer as provided in paragraph V of the Agreement, the Broker-Dealer shall issue to me a cash subordinated loan agreement meeting the requirements of the National Association of Securities Dealers, Inc. in the amount of such payment, as provided pursuant to paragraph IV of the Agreement.

          The Broker-Dealer further agrees that it will make a demand for payment hereof only after it determines in good faith that it is in or approaching financial difficulty, provided, however, that no failure to make such a determination in good faith shall affect the effectiveness of a demand, or give rise to any claim which is superior to my claim under the Agreement for the withdrawal, return or reduction of this Note.

          The term "in or approaching financial difficulty" shall mean for the purpose hereof any of the specified and clearly measurable events enumerated below:

(a) The failure of the Broker-Dealer to file its Focus  Reports  when  due,  and
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(b) The failure of the  Broker-Dealer  to comply with the  requirements  of Rule
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    15c3-1  promulgated  under the Securities  Exchange Act of 1934 for 72 hours
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    after notice to cure.
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          This Note and the  securities  and cash from time to time  pledged  to secure it are subject in all respects to the provisions of the Agreement, a copy of which may be examined at the principal office of the Broker-Dealer.

          The term "Collateral" shall mean, as defined in subparagraph (b)(6) of Appendix D of SEC Rule l5c3-1, "only cash and securities which are fully paid for and which may be publicly offered or sold without registration under the Securities Act of 1933, and the offer, sale and transfer of which are not otherwise restricted".


                                 /s/ Ken  Stokes                            L.S.
                                 -------------------------------------------
                                 Lender



                                 A.R. Baron & Co., Inc.
                                 -----------------------------------------------
                                 Broker-Dealer



                             By  /s/[illegible]                             L.S.
                                 -------------------------------------------
                                              Authorized Person

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                                       27

                          SUBORDINATED LOAN AGREEMENT
                              LENDER'S ATTESTATION

          It is recommended that you discuss the merits of this investment with an attorney, accountant or some other person who has knowledge and experience in financial and business matters prior to executing this Agreement.

          1. I have received and reviewed NASD Form SLD, which is a reprint of Appendix D of 17 CFR 240.15c3-1, and am familiar with its provisions.

          2. I am aware that the funds or securities subject to this Agreement are not covered by the Securities Investor Protection Act of 1970.

          3. I understand that I will be furnished financial statements pursuant to SEC Rule 17a-5(c).

          4. On the date this Agreement was entered into, the broker-dealer carried funds or securities for my account. (State Yes or No No .

          5.   Lender's business relationship to the broker-dealer is: Client .

          6. If not a partner or stockholder actively engaged in the business of the broker-dealer, acknowledge receipt of the following:

               a.   Certified audit and accountant's certificate dated 12/31/94.

               b. Disclosure of financial and/or operational problems since the last certified audit which required reporting pursuant to SEC Rule 17a-11. (If no such reporting was required, state ("none") Demise of Clearing Firm, asset reduction and operational losses in August 1995 in excess of $1,000,000

               c.   Balance  sheet  and  statement  of  ownership  equity  dated
                    08/31/95.

               d.   Most  recent   computation  of  net  capital  and  aggregate
                    indebtedness or aggregate debit items dated reflecting a net capital of approximately $1,489,000 and a ratio of 1000%.

               e.   Debt/equity ratio as of 08/31/95 of 60%.

               f. Other disclosures: The Firm ceased being in compliance with the Net Capital Rule 15c3-1. In absence of this and other loans, Firm would not be able to continue its activities as a broker-dealer.


Dated: As of August 31, 1995                /s/ Ken Stokes                  L.S.
       ---------------------                --------------------------------
                                                          (Lender)


                                   SCHEDULE A

                 SCHEDULE OF COLLATERAL FOR SECURED DEMAND NOTE*



                             A.R. Baron & Co., Inc.
             -------------------------------------------------------
                                 (Broker-Dealer)





Cash Pledged:                    $______________________________________________


Securities Pledged:

          Stocks:
          Number of Shares       Description

                    295          CYPROS Pharmaceutical Corp.

                184,000          Innovir Laboratories, Inc. B Wts.
                                     Exp. 08/12/98

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                                       28

                 40,000          VOXEL

                110,000          VOXEL A. Wts., Exp. 09/27/99



          Bonds:
          Principal Amount       Description



          *Only cash and securities which are fully paid for and which may be publicly offered or sole without registration under the Securities Act of 1933, and the offer, sale and transfer of which are not otherwise restricted, may be pledged as collateral to secure a Secured Demand Note.